Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-129555) and Form S-8 (File No. 333-108835) of Conseco, Inc. of our report dated March 14, 2006 (Successor Company) relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 (Predecessor Company) relating to the consolidated financial statements which appears in this Form 10-K. We also consent to the incorporation by reference of our reports dated March 14, 2006 (Successor Company) and March 10, 2004 (Predecessor Company) relating to the financial statement schedules, which appear in this Form 10-K.



/s/PricewaterhouseCoopers LLP
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Indianapolis, Indiana
March 14, 2006